Exhibit 99.2

OLYMPIC MEDICAL CORPORATION

CONDENSED FINANCIAL STATEMENTS AS OF AND FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

Table of Contents

Page
C0NDENSED FINANCIAL STATEMENTS:

Condensed Balance Sheets as of September 30, 2006 and December 31, 2005	2

Condensed Statements of Operations for the Nine Months Ended September 30, 2006 and 2005	3

Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2006 and 2005	4

Notes to Condensed Financial Statements	5

OLYMPIC MEDICAL CORPORATION

CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2006 AND DECEMBER 31, 2005

(UNAUDITED)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$1,450,108	$1,669,861
Accounts receivable, net of allowance for doubtful accounts of $30,000	1,278,840	1,840,645
Inventories	3,217,665	2,529,466
Prepaid expenses and other current assets	187,381	255,672

Total current assets	6,133,994	6,295,644

Property and equipment, net	486,488	526,402

Total assets	$6,620,482	$6,822,046

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$425,528	$387,277
Accrued liabilities	666,464	1,244,827

Total current liabilities	1,091,992	1,632,104

Commitments and contingencies (Note 7)
Stockholders’ equity:
Common stock, $1.00 par value, 50,000 shares authorized; 25,000 shares issued and outstanding	25,000	25,000
Retained earnings	5,503,490	5,164,942

Total stockholders’ equity	5,528,490	5,189,942

Total liabilities and stockholders’ equity	$6,620,482	$6,822,046

The accompanying notes are an integral part of these unaudited condensed financial statements.

OLYMPIC MEDICAL CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

(UNAUDITED)

	Nine Months Ended September 30,
	2006	2005
Revenue	$12,989,482	$12,654,229
Cost of revenue	6,189,185	6,157,509

Gross profit	6,800,297	6,496,720

Operating expenses:
Marketing and selling	2,652,717	2,701,254
Research and development	1,519,072	1,466,456
General and administrative	1,543,710	1,452,980

Total operating expenses	5,715,499	5,620,690

Income from operations	1,084,798	876,030

Other income, net	118,750	112,620

Net income	$1,203,548	$988,650

The accompanying notes are an integral part of these unaudited condensed financial statements.

OLYMPIC MEDICAL CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

(UNAUDITED)

	Nine Months Ended September 30,
	2006	2005
Operating activities:
Net income	$1,203,548	988,650
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	141,852	121,934
Warranty reserve	39,929	29,156

Changes in operating assets and liabilities:
Accounts receivable	561,835	(365,580)
Inventories	(688,198)	(223,724)
Prepaids and other assets	68,261	77,851
Accounts payable	38,252	20,341
Accrued liabilities	(618,294)	(170,950)

Net cash provided by operating activities	747,185	477,678

Investing activities:
Acquisition of property and equipment	(101,938)	(143,352)

Financing activities:
Cash distribution to stockholders	(865,000)	—

Net increase (decrease) in cash and cash equivalents	(219,753)	334,326

Cash and cash equivalents, beginning of period	1,669,861	1,179,541

Cash and cash equivalents, end of period	$1,450,108	1,513,867

The accompanying notes are an integral part of these unaudited condensed financial statements.

OLYMPIC MEDICAL CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(UNAUDITED)

1. Basis of Presentation

The accompanying interim condensed financial statements of Olympic Medical Incorporated (“Olympic,” the “Company”) have been prepared in accordance with accounting principles generally accepted in the United Sates of America (“GAAP”). The accounting policies followed in the preparation of the interim condensed financial statements are consistent in all material respects with those presented in Note 1 to the audited financial statements for the year ended December 31, 2005 contained herein as Exhibit 99.1 in this Current Report on Form 8-K.

Interim financial reports are prepared in accordance with the rules and regulations of the Securities and Exchange Commission; accordingly, they do not include all of the information and notes required by GAAP for annual financial statements. The interim financial information is unaudited, but reflects all normal adjustments that are, in the opinion of management, necessary for fair presentation of our financial position, results of operations and cash flows for the interim periods presented. Operating results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment. Because the Company has not awarded share-based compensation the Company does not expect that this statement will have a material impact on its results of operations, financial position, or cash flows.

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. The Company does not expect that this statement will have a material impact on its results of operations, financial position, or cash flows.

In June 2006, the FASB issued Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes. FIN No. 48 is an interpretation of FASB Statement No. 109, Accounting for Income Taxes, and must be adopted by the Company no later than January 1, 2007. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting, and disclosing in the financial statements uncertain tax positions that the Company has taken or expects to take in its tax returns. Because the Company is an S Corporation for federal and state income tax purposes, all taxes on the earnings of the Company are paid by the owner. Accordingly, the Company does not expect that this statement will have a material impact on its results of operations, financial position, or cash flows.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is evaluating the impact of adopting SFAS 157.

OLYMPIC MEDICAL CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(UNAUDITED)

2. Inventories

Inventories consisted of:

	September 30, 2006	December 31, 2005
Raw materials	$2,204,220	$1,447,045
Work in process	492,408	570,108
Finished goods	521,037	512,313

Inventories	$3,217,665	$2,529,466

3. Property and Equipment

Property and equipment consisted of:

	September 30, 2006	December 31, 2005
Office furniture and equipment	$2,368,460	$2,270,506
Vehicles	169,361	169,361
Demonstration and loaned equipment	28,611	28,610
Leasehold improvements	608,433	605,552

	3,174,865	3,074,029
Accumulated depreciation	(2,688,377)	(2,547,627)

Property and equipment, net	$486,488	$526,402

The Company recorded depreciation expense of approximately $141,852 and $121,934 for the nine months ended September 30, 2006 and 2005, respectively.

4. Stockholders’ Equity

The following are the changes in stockholders’ equity:

	Nine Months Ended September 30,
	2006	2005
Balance - beginning of the period	$5,189,942	$4,601,573
Net income	1,203,548	988,650
Stockholder distributions	(865,000)	—

Balance - end of the period	$5,528,490	$5,590,223

5. Reserve For Product Warranties

The Company provides a one-year warranty on all medical device products. The Company also sells extended service agreements on its medical device products. Service for domestic customers is provided by Company-owned service centers that perform all service, repair and calibration services. Service for international customers is provided by a combination of Company-owned facilities and third-party vendors on a contract basis.

The Company has accrued a warranty reserve, included in accrued liabilities on the accompanying balance sheets, for the expected future costs of servicing products during the initial one-year warranty period. Amounts are added to the reserve on a per-unit basis by reference to historical experience in honoring warranty obligations. On

OLYMPIC MEDICAL CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(UNAUDITED)

new products, where the Company does not have historical experience of the cost to honor warranties, additions to the reserve are based on a combination of factors including the standard cost of the product and other judgments, such as the degree to which the product incorporates new technology. As warranty costs are incurred, the reserve is reduced.

Activity in the warranty reserve during the nine months ended September 30, 2006 and 2005 consisted of:

	Nine Months Ended September 30,
	2006	2005
Balance - beginning of period	$100,044	$89,490
Warranty accrued for the period	39,929	29,156
Repairs for the period	(75,033)	(43,613)

Balance - end of period	$64,940	$75,033

6. Other income (expense), net

Other income (expense), net consisted of:

	Nine Months Ended September 30,
	2006	2005
Interest income	$50,382	$35,159
Interest expense	—	(235)
Other income, net	68,368	77,696

Total other income (expense), net	$118,750	$112,620

7. Commitments and Contingencies

In the normal course of business, we enter into obligations and commitments that require future contractual payments. The commitments result primarily from firm, noncancellable purchase orders placed with contract vendors that manufacture some of the components used in our medical devices, as well as commitments for leased office, manufacturing, and warehouse facilities.

We currently are, and may from time to time, become a party to various legal proceedings or claims that arise in the ordinary course of business. Our management has reviewed the eminent matters and believes that the resolution of them will not have a significant adverse effect on our financial condition.

The Company had various purchase commitments for inventory totaling approximately $139,000 at September 30, 2006.

8. Subsequent Event

On October 16, 2006 all of the outstanding stock of the Company was acquired by Natus Medical, Incorporated for $19.5 million.